Section 19(a) Notice

CHICAGO, June 28, 2024 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.21 per share to shareholders of record at the close of business on June 17, 2024 (ex-date June 17, 2024).

The following table sets forth the estimated amounts of the Fund’s June 2024 quarterly distribution and its sources, payable June 28, 2024, together with the cumulative distributions paid from the first day of the fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	June 2024 (QTD)		Year-to-date (YTD)
(Sources)	Per Share Amount	% of Current Distribution	Per Share Amount	% of Cumulative Distributions
Net Investment Income	$0.000	0.0%	$0.014	2.2%
Net Realized Foreign Currency Gains	0.000	0.0%	0.000	0.0%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.000	0.0%
Net Realized Long-Term Capital Gains	0.000	0.0%	0.000	0.0%
Return of Capital (or other Capital Source)	0.210	100.0%	0.616	97.8%

Total	$0.210	100.0%	$0.630	100.0%

As of May 31, 2024
Average annual total return on NAV for the 5 years	2.87%
Annualized current distribution rate as a percentage of NAV	7.32%
Cumulative total return on NAV for the fiscal year	20.14%
Cumulative fiscal year distributions as a percentage of NAV	5.49%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Section 19(a) Notice

CHICAGO, August 12, 2024 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on July 31, 2024 (ex-date July 31, 2024).

The following table sets forth the estimated amounts of the Fund’s July 2024 monthly distribution and its sources, payable August 12, 2024, together with the cumulative distributions paid from the first day of the fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	July 2024 (MTD)		Year-to-Date (YTD)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.000	0.0%	$0.014	2.0%
Net Realized Foreign Currency Gains	0.000	0.0%	0.000	0.0%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.000	0.0%
Net Realized Long-Term Capital Gains	0.000	0.0%	0.000	0.0%
Return of Capital (or other Capital Source)	0.070	100.0%	0.686	98.0%

Total Distribution	$0.070	100.0%	$0.700	100.0%

As of June 28, 2024
Average annual total return on NAV for the 5 years	1.62%
Annualized current distribution rate as a percentage of NAV	7.59%
Cumulative total return on NAV for the fiscal year	18.05%
Cumulative fiscal year distributions as a percentage of NAV	5.69%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Section 19(a) Notice

CHICAGO, September 10, 2024 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on August 30, 2024 (ex-date August 30, 2024).

The following table sets forth the estimated amounts of the Fund’s August 2024 monthly distribution and its sources, payable September 10, 2024, together with the cumulative distributions paid from the first day of the fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	August 2024 (MTD)		Year-to-Date (YTD)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.000	0.0%	$0.014	1.8%
Net Realized Foreign Currency Gains	0.000	0.0%	0.000	0.0%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.000	0.0%
Net Realized Long-Term Capital Gains	0.000	0.0%	0.000	0.0%
Return of Capital (or other Capital Source)	0.070	100.0%	0.756	98.2%

Total Distribution	$0.070	100.0%	$0.770	100.0%

As of July 31, 2024
Average annual total return on NAV for the 5 years	3.46%
Annualized current distribution rate as a percentage of NAV	7.06%
Cumulative total return on NAV for the fiscal year	27.54%
Cumulative fiscal year distributions as a percentage of NAV	5.89%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

Section 19(a) Notice

CHICAGO, October 10, 2024 – Duff & Phelps Utility and Infrastructure Fund Inc. (NYSE: DPG) declared a distribution of $0.07 per share to shareholders of record at the close of business on September 30, 2024 (ex-date September 30, 2024).

The following table sets forth the estimated amounts of the Fund’s September 2024 monthly distribution and its sources, payable October 10, 2024, together with the cumulative distributions paid from the first day of the fiscal year. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles which may differ from federal income tax regulations.

Distribution Estimates	September 2024 (MTD)		Year-to-Date (YTD)
(Sources)	Per Share Amount	Percentage of Current Distribution	Per Share Amount	Percentage of Current Distribution
Net Investment Income	$0.000	0.0%	$0.014	1.7%
Net Realized Foreign Currency Gains	0.000	0.0%	0.000	0.0%
Net Realized Short-Term Capital Gains	0.000	0.0%	0.000	0.0%
Net Realized Long-Term Capital Gains	0.000	0.0%	0.000	0.0%
Return of Capital (or other Capital Source)	0.070	100.0%	0.826	98.3%

Total Distribution	$0.070	100.0%	$0.840	100.0%

As of August 30, 2024
Average annual total return on NAV for the 5 years	4.45%
Annualized current distribution rate as a percentage of NAV	6.73%
Cumulative total return on NAV for the fiscal year	34.61%
Cumulative fiscal year distributions as a percentage of NAV	6.17%

You should not draw any conclusions about the Fund’s investment performance from the amount of these distributions or from the terms of the Fund’s managed distribution plan.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in this notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.